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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): MARCH 1, 2000


                                LEAR CORPORATION

             (Exact name of Registrant as specified in its charter)


    DELAWARE                         1-11311                          13-3386776

(State or other             (Commission File Number)               (IRS Employer
 jurisdiction of                                                  Identification
 incorporation)                                                          Number)


21557 TELEGRAPH ROAD, SOUTHFIELD, MICHIGAN                                 48034

(Address of principal executive offices)                              (Zip Code)

                                 (248) 447-1500

              (Registrant's telephone number, including area code)

                                       N/A

          (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS

Rights Agreement

                  On March 1, 2000 the Board of Directors of Lear Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share, of the Company (the "Common Shares"). The dividend is payable on March 17, 2000 (the "Record Date") to the stockholders of record on that date. The description and terms of the Rights are set forth in an Agreement (the "Agreement") between the Company and as Rights Agent (the "Rights Agent").

         Purchase Price

                  Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company, par value $.01 per share (the "Preferred Shares"), at a price of $125 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment.

         Flip-In

                  In the event that any person or group of affiliated or associated persons acquires beneficial ownership of 20% or more of the outstanding Common Shares (an "Acquiring Person"), each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

         Flip-Over

                  If the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, each holder of a Right (other than Rights beneficially owned by Acquiring Person, which will be void) will thereafter have the right to receive that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

         Distribution Date

                  The distribution date is the earlier of:

                  (i) Ten (10) days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 20% or more of the outstanding Common Shares; or

                  (ii) Ten (10) business days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of or announcement of an


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intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares.

         Transfer and Detachment

                  Until the Distribution Date, the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate. Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares, and transfer of those certificates will also constitute transfer of these Rights.

                  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will thereafter evidence the Rights.

         Exerciseability

                  The Rights are not exercisable until the Distribution Date. The Rights will expire on March 1, 2010 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

         Adjustments

                  The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of stock dividends, stock splits, reclassifications, or certain distributions with respect to the Preferred Shares. The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment if, prior to the Distribution Date, there is a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or any subdivision, consolidation or combination of the Common Shares. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

         Preferred Shares

                  Preferred Shares purchasable upon exercise of the Rights will not be redeemable. After issuance, each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 1,000 times the

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dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1,000 per share but will be entitled to an aggregate payment of 1,000 times the payment made per Common Share. Each Preferred Share will have 1,000 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

                  The value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should, because of the nature of the Preferred Shares' dividend, liquidation and voting rights, approximate the value of one Common Share.

         Exchange

                  At any time after any person or group becomes an Acquiring Person, and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-thousandth of a Preferred Share per Right (subject to adjustment).

         Redemption

                  At any time prior to any person or group becoming an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Amendments

                  The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the 20% threshold described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons; and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

         Rights and Holders

                  Until a Right is exercised, the holder thereof as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.


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Amendments to Bylaws

                  On March 1, 2000, the Board of the Company adopted amended and restated bylaws, a copy of which is attached hereto as Exhibit 99.3.

                  ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  99.1   Press release issued March 2, 2000, filed herewith.

                  99.2 Right Agreement, dated March 1, 2000, between Lear Corporation and The Bank of New York, incorporated herein by reference to the Company's Registration Statement on Form 8-A filed March 2, 2000.

                  99.3 The Company's bylaws adopted March 1, 2000, filed herewith.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    LEAR CORPORATION,
                                    a Delaware corporation


Date: March 2, 2000        By:      /S/    Joseph F. McCarthy
                                   -------------------------------------
                                    Name:  Joseph F. McCarthy
                                    Title: Vice President, Secretary and
                                           General Counsel

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                                 EXHIBIT INDEX
                                 -------------
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EXHIBIT NO.              DESCRIPTION
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

99.1                     Press release issued March 2, 2000, filed herewith.

99.2 Right Agreement, dated March 1, 2000, between Lear Corporation and The Bank of New York, incorporated herein by reference to the Company's Registration Statement on Form 8-A filed [March 2, 2000].

99.3 The Company's bylaws adopted March 1, 2000, filed herewith.

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